UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington,  D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
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iRobot Corporation
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iROBOT CORPORATION
8 Crosby Drive
Bedford, Massachusetts 01730
(781) 430-3000
SUPPLEMENT TO THE PROXY STATEMENT
FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 20, 2015
The following information supplements and amends the proxy statement (the “Proxy Statement”) of iRobot Corporation (“iRobot,” the “Company,” “we,” “our” or “us”), which was furnished to stockholders of the Company in connection with the solicitation of proxies by the board of directors of the Company for the 2015 Annual Meeting of Stockholders and any adjournment or postponement thereof (the “Annual Meeting”). All capitalized terms used in this supplement to the Proxy Statement (the “Supplement”) and not otherwise defined herein have the meaning ascribed to them in the Proxy Statement. This Supplement is being filed with the Securities and Exchange Commission and being made available to shareholders on May 11, 2015. This information is in addition to the information required to be provided to the Company’s stockholders under the applicable proxy disclosure rules as set forth in the Proxy Statement.
THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.
Only stockholders of record at the close of business on April 9, 2015, are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

SUPPLEMENTAL DISCLOSURES CONCERNING PROPOSAL 4 AND ANNEX B

Subsequent to making available and mailing the Proxy Statement to stockholders, the Company received feedback regarding the proposed reduction of super-majority voting thresholds in the Company’s amended and restated certificate incorporation to “a majority of the outstanding shares” rather than “a majority of the votes cast”. In response to stockholder feedback, the Company’s board of directors has determined to adopt voting thresholds of “a majority of the votes cast” in place of the former super-majority voting thresholds, except where prohibited by Delaware law.

The Company’s existing charter contains super-majority voting provisions with respect to (i) any amendment or repeal of the Company’s amended and restated certificate of incorporation, (ii) the removal of directors and (iii) any amendment or repeal of the Company’s by-laws. In the Proxy Statement, the Company proposed reducing the voting thresholds for items (i) and (ii) to “a majority of the outstanding shares”, which is the closest allowable voting threshold to “a majority of the votes cast” under Delaware law. On the other hand, no similar statutory restriction applies to any amendment to or repeal of the Company’s by-laws, and the Company’s board of directors has determined to change the proposed voting threshold for any amendment to or repeal of the Company’s by-laws to “a majority of the votes cast”.

Accordingly, the following replaces the disclosure concerning Proposal 4 on page 45 of the Proxy Statement. Furthermore, the text of the revised amended and restated certificate of incorporation in Annex B attached hereto replaces Annex B of the Proxy Statement.

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PROPOSAL 4
APPROVAL OF AMENDMENTS TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ADOPT MAJORITY VOTING STANDARDS

At our 2014 annual meeting of stockholders, our stockholders voted to request that our board of directors take the steps necessary so that each voting requirement in our existing amended and restated certificate of incorporation (the “Existing Certificate”) and by-laws that calls for a greater than a simple majority vote be eliminated and replaced by a majority voting standard.

Our nominating and corporate governance committee and our board of directors have carefully considered the advantages and disadvantages of adopting majority voting standards and, after taking into consideration the vote of the stockholders at last year’s annual meeting, have determined that it is appropriate to propose the amendments described below, which are part of the amended and restated certificate of incorporation now being submitted to a vote of stockholders (the “Restated Certificate”).

Our board of directors has unanimously adopted a resolution approving and declaring the advisability of the Restated Certificate, which changes the voting provisions in the Existing Certificate as follows:

Removal of Directors; Article VI, Section 5 - Currently, the approval of the holders of 75% or more of the shares of the Company entitled to vote at an election of directors is required to remove a director from office prior to the expiration of his or her term with cause. If this proposal is approved, stockholders will have the ability to remove a director from office prior to the expiration of his or her term with cause and the affirmative vote of a majority of the shares of the Company entitled to vote at an election of directors, which is the lowest allowable vote threshold under Delaware law.

By-law Amendments; Article VIII, Section 2 - Currently, the Existing Certificate allows stockholders to amend or repeal our by-laws if at least 75% of the shares of the Company entitled to vote on such matter vote in favor of the amendment or repeal. If this proposal is approved, stockholders will have the ability to amend our by-laws with the affirmative vote of a majority of the shares cast and entitled to vote on such matter (with “abstentions”, “broker non-votes” and “withheld” votes not counted as a vote either “for” or “against” such amendment or repeal).

Amendments to Certain Provisions of the Certificate of Incorporation; Article IX - Currently, the approval of at least 75% of the shares of the Company entitled to vote on such matter is required to amend or repeal Articles V, VI, VII, VIII or IX of the Existing Certificate, which address, among other things, actions by written consent of stockholders, special meetings of stockholders requirements and procedures for electing and removing board members and filling vacancies, limitation of liability of directors, by-law amendments, and amendments of the Existing Certificate. If this proposal is approved, stockholders will have the ability to amend or repeal these provisions of the Restated Certificate with a vote of the majority of the outstanding shares of the Company entitled to vote on such amendment or repeal, which is the lowest allowable vote threshold under Delaware law.

In addition, we made a non-material change to the Restated Certificate to delete the initial class designations of our directors, which were effective only for initial three-year terms, which expired at the annual meetings held in 2006, 2007 and 2008, respectively.

This description of the Restated Certificate is a summary and is qualified by the full text of the Restated Certificate, which is attached to this Proxy Statement as Annex B. The attached Restated Certificate is marked to show the changes described above.

To be approved, the Restated Certificate requires an affirmative vote of holders of 75% of the outstanding shares entitled to vote on the record date. If approved, the Restated Certificate will become effective upon being filed with the Secretary of State of the State of Delaware, which we would do promptly after the annual meeting.

If this proposal is approved by the stockholders, we will make conforming amendments to our bylaws to require the vote of a majority of the shares cast for the amendment or repeal of our by-laws.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
APPROVAL OF AMENDMENTS TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR MAJORITY VOTING STANDARDS.

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Voting and Changing Your Vote

Stockholders may vote in person or by proxy. If you attend the annual meeting, you may vote in person even if you have previously returned your proxy card. You may also vote in the following ways:

•
Vote over the Internet, by going to the website of our tabulator, Computershare Trust Company, N.A., at www.investorvote.com/IRBT and following the instructions for Internet voting shown on the proxy card enclosed with the Proxy Statement;

•	Vote by Telephone, by calling 1-800-652-VOTE (8683) and following the recorded instructions; or

•
Vote by Mail, by completing and signing your proxy card and mailing it in the postage prepaid envelope enclosed with the Proxy Statement. If you vote over the Internet or by telephone, please do not mail your proxy.

If your shares are held in “street name,” that is, held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

Votes already cast by stockholders will remain valid and will be voted at the Annual Meeting unless changed or revoked. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) submitting a later-dated proxy relating to the same stock by mail, telephone or the Internet prior to the vote at the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or request for a new proxy card may be sent to iRobot Corporation, 8 Crosby Drive, Bedford, Massachusetts 01730, Attention: Secretary, or you can follow the instructions provided on the proxy card to submit a new proxy by telephone or via the Internet.

The persons named as attorneys-in-fact in the proxies, Glen D. Weinstein and Alison Dean, were selected by the board of directors and are officers of the Company. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted by such person at the Annual Meeting. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications. If no such specifications are indicated, such proxies will be voted FOR Proposals (1) through (5) described in the Proxy Statement and AGAINST Proposal (6) described in the Proxy Statement.

IF YOU HAVE ALREADY VOTED AND DO NOT WISH TO CHANGE YOUR VOTE, YOU DO NOT NEED TO DO ANYTHING. YOUR VOTE WILL BE TABULATED AS YOU INSTRUCTED.

Adjournment of Annual Meeting

In light of the change to Proposal 4 as disclosed in this Supplement and to enable the stockholders to have sufficient time to consider Proposal 4, the Company currently intends to convene the Annual Meeting at 2:00 p.m., local time, on May 20, 2015 at the Company’s headquarters, as provided in the Proxy, with respect to Proposals 1-3 and 5-6, and to adjourn the Annual Meeting with respect to Proposal 4 until Friday, May 22, 2015, at 2:00 p.m., local time, at iRobot Corporation headquarters located at 8 Crosby Drive, Bedford, Massachusetts 01730.

ANNEX B

PROPOSED AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION

The following are proposed changes to our Certificate of Incorporation as described in Proposal 4. The text indicated by underline will be added, and the text indicated by strike-through will be deleted.

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AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

IROBOT CORPORATION

iRobot Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.    The name of the Corporation is iRobot Corporation. The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was December 20, 2000 (the “Original Certificate”). The name under which the Corporation filed the Original Certificate was iRobot Corporation.

2.    This Amended and Restated Certificate of Incorporation (the “Certificate”) amends, restates and integrates the provisions of the Amended and Restated Certificate of Incorporation that was filed with the Secretary of State of the State of Delaware on ~~October 26~~November 15, 2005 (the “Amended and Restated Certificate”), and was duly adopted in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law (the “DGCL”).

3.    The text of the Amended and Restated Certificate is hereby amended and restated in its entirety to provide as herein set forth in full.

ARTICLE I

The name of the Corporation is iRobot Corporation.

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

CAPITAL STOCK

The total number of shares of capital stock which the Corporation shall have authority to issue is One Hundred Five Million (105,000,000) shares, of which (i) One Hundred Million (100,000,000) shares shall be a class designated as common stock, par value $0.01 per share (the “Common Stock”), and (ii) Five Million (5,000,000) shares shall be a class designated as undesignated preferred stock, par value $0.01 per share (the “Undesignated Preferred Stock”).

The number of authorized shares of the class of Common Stock and Undesignated Preferred Stock may from time to time be increased or decreased (but not below the number of shares outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote, without a vote of the holders of the Undesignated Preferred Stock (except as otherwise provided in any certificate of designations of any series of Undesignated Preferred Stock).

The powers, preferences and rights of, and the qualifications, limitations and restrictions upon, each class or series of stock shall be determined in accordance with, or as set forth below in, this Article IV.

A. COMMON STOCK

Subject to all the rights, powers and preferences of the Undesignated Preferred Stock and except as provided by law or in this Article IV (or in any certificate of designations of any series of Undesignated Preferred Stock):

(a)    the holders of the Common Stock shall have the exclusive right to vote for the election of directors of the Corporation (the “Directors”) and on all other matters requiring stockholder action, each outstanding share entitling the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate (or on any amendment to a certificate of designations of any series of Undesignated Preferred Stock) that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of Undesignated Preferred Stock if the holders of such affected series are entitled to vote, either separately or together with the holders of one or more other such series, on such amendment pursuant to this Certificate (or pursuant to a certificate of designations of any series of Undesignated Preferred Stock) or pursuant to the DGCL;

(b)    dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends, but only when and as declared by the Board or any authorized committee thereof; and

(c)    upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock.

B. UNDESIGNATED PREFERRED STOCK

The Board of Directors or any authorized committee thereof is expressly authorized, to the fullest extent permitted by law, to provide for the issuance of the shares of Undesignated Preferred Stock in one or more series of such stock, and by filing a certificate pursuant to applicable law of the State of Delaware, to establish or change from time to time the number of shares of each such series, and to fix the designations, powers, including voting powers, full or limited, or no voting powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof.

ARTICLE V

STOCKHOLDER ACTION
1.      Action without Meeting. Except as otherwise provided herein, any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be taken or effected by a written consent of stockholders in lieu thereof.

2.    Special Meetings. Except as otherwise required by statute and subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock, special meetings of the stockholders of the Corporation may be called only by the Board of Directors acting pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation.

ARTICLE VI

DIRECTORS

1.General. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

2.Election of Directors. Election of Directors need not be by written ballot unless the By‑laws of the Corporation (the “By-laws”) shall so provide.

3.Number of Directors; Term of Office. The number of Directors of the Corporation shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors. The Directors, other than those who may be elected by the holders of any series of Undesignated Preferred Stock, shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as reasonably possible. ~~The initial Class I Directors of the Corporation shall be Colin M. Angle and Ronald Chwang; the initial Class II Directors of the Corporation shall be Helen Greiner, George C. McNamee and Peter Meekin; and the initial Class III Directors of the Corporation shall be Rodney A. Brooks, Andrea Geisser and Jacques S. Gansler. The initial Class I Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2006, the initial Class II Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2007, and the initial Class III Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2008.~~ At each annual meeting of stockholders, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Notwithstanding the foregoing, the Directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation, death or removal.

Notwithstanding the foregoing, whenever, pursuant to the provisions of Article IV of this Certificate, the holders of any one or more series of Undesignated Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate and any certificate of designations applicable thereto.

4.Vacancies. Subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock to elect Directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors, and not by the stockholders. Any Director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director’s successor shall have been duly elected and qualified or until his or her earlier resignation, death or removal. Subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock to elect Directors, when the number of Directors is increased or decreased, the Board of Directors shall, subject to Article VI.3 hereof, determine the class or classes to which the increased or decreased number of Directors shall be apportioned; provided, however, that no decrease in the number of Directors shall shorten the term of any incumbent Director. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, shall exercise the powers of the full Board of Directors until the vacancy is filled.

5.Removal. Subject to the rights, if any, of any series of Undesignated Preferred Stock to elect Directors and to remove any Director whom the holders of any such stock have the right to elect, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office (i) only with cause and (ii) only by the affirmative vote of the ~~holders of 75% or more~~majority of the shares then entitled to vote at an election of Directors. At least forty-five (45) days prior to any meeting of stockholders at which it is proposed that any Director be removed from office, written notice of such proposed removal and the alleged grounds thereof shall be sent to the Director whose removal will be considered at the meeting.

ARTICLE VII

LIMITATION OF LIABILITY
A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (a) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the Director derived an improper personal benefit. If the DGCL is amended after the effective date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Any repeal or modification of this Article VII by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a person serving as a Director at the time of such repeal or modification.

ARTICLE VIII

AMENDMENT OF BY-LAWS
1.Amendment by Directors. Except as otherwise provided by law, the By‑laws of the Corporation may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the Directors then in office.

2.Amendment by Stockholders. The By‑laws of the Corporation may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose as provided in the By‑laws, by the affirmative vote of ~~at least 75%~~the majority of the ~~outstanding shares~~ votes cast by the stockholders entitled to vote on such amendment or repeal, voting together as a single class (with “abstentions”, “broker non-votes” and “withheld” votes not counted as a vote either “for” or “against” such amendment or repeal)~~; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class~~.

ARTICLE IX

AMENDMENT OF CERTIFICATE OF INCORPORATION
The Corporation reserves the right to amend or repeal this Certificate in the manner now or hereafter prescribed by statute and this Certificate, and all rights conferred upon stockholders herein are granted subject to this reservation. Whenever any vote of the holders of voting stock is required to amend or repeal any provision of this Certificate, and in addition to any other vote of holders of voting stock that is required by this Certificate or by law, such amendment or repeal shall require the affirmative vote of the majority of the outstanding shares entitled to vote on such amendment or repeal, and the affirmative vote of the majority of the outstanding shares of each class entitled to vote thereon as a class, at a duly constituted meeting of stockholders called expressly for such purpose~~; provided, however, that the affirmative vote of not less than 75% of the outstanding shares entitled to vote on such amendment or repeal, and the affirmative vote of not less than 75% of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of Article V, Article VI, Article VII, Article VIII or Article IX of this Certificate~~.

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